Exhibit 10.8

THIS INSTRUMENT PREPARED BY AND WHEN RECORDED RETURN TO: Greenberg Traurig, P.A. 333 S.E. 2nd Avenue Miami, Florida 33131 Attention: Richard J. Giusto, Esq.
(SPACE ABOVE THIS LINE FOR RECORDER’S USE)

110 WILLIAM PROPERTY INVESTORS III, LLC
(Mortgagor)

to

INVESCO CMI INVESTMENTS, L.P.
as administrative agent for the benefit of certain Lenders
(Mortgagee)

BUILDING LOAN GAP MORTGAGE

Dated:	March 7, 2019

Property Location:	110 William Street New York, New York New York County

Block:	77
Lot:	8

BUILDING LOAN GAP MORTGAGE
This BUILDING LOAN GAP MORTGAGE (this “Mortgage”), made as of March 7, 2019, by 110 WILLIAM PROPERTY INVESTORS III, LLC, a Delaware limited liability company, having an address at c/o Savanna, 430 Park Avenue, 12th Floor, New York, New York 10022 (“Borrower”), to INVESCO CMI INVESTMENTS, L.P., a Delaware limited partnership, having an address at c/o Invesco Real Estate, 2001 Ross Avenue, Suite 3400, Dallas, Texas 75201, administrative agent for benefit of the Lenders (together with its successors and assigns, “Mortgagee”).
Borrower, Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, as administrative agent for Morgan Stanley Bank, N.A., a national banking association, and the other Lenders (as defined in the Original Building Loan Agreement (defined below)) (“Original BLA Lenders”), have entered into a Building Loan Agreement dated as of March 6, 2017 (the “Original Building Loan Agreement”), pursuant to which Original BLA Lenders made a secured loan to Borrower in the aggregate original principal amount of $27,338,496.00 (“Original Building Loan”), of which $2,529,835.76 has been advanced to Borrower to date.
Borrower, Mortgagee and Lenders have entered into an Amended and Restated Building Loan Agreement dated as of the date hereof (as amended, modified, restated, consolidated or supplemented from time to time, the “Loan Agreement”) pursuant to which Lenders are making a secured loan to Borrower increasing the Original Building Loan to the aggregate principal amount of $45,900,000.00 (the “Loan”). Capitalized terms used herein without definition are used as defined in the Loan Agreement.
WITNESSETH, that to secure the payment of an indebtedness in the sum of EIGHTEEN MILLION FIVE HUNDRED SIXTY ONE THOUSAND FIVE HUNDRED FOUR and 00/100 Dollars ($18,561,504.00), lawful money of the United States of America, to be paid with interest thereon, according to a certain Building Loan Gap Note, of even date herewith, made by Borrower, as maker, to Lender, as holder (the “Gap Note”) and pursuant to that certain Loan Agreement, Borrower hereby irrevocably mortgages, grants, bargains, sells, conveys, transfers, pledges, sets over and assigns, and grants a security interest, to and in favor of Lender, WITH POWER OF SALE, subject to the terms and conditions of the Loan Agreement, all of Borrower’s right, title and interest in and to the land described in Exhibit “A” (the “Premises”), and the buildings, structures, fixtures and other improvements now or hereafter located thereon (the “Improvements”);
TOGETHER WITH, all right, title, interest and estate of Borrower now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements, and the property, rights, interests and estates hereinafter described are collectively referred to herein as the “Property”):
(a)    all easements, rights‑of‑way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, rights to oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements; and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, opened, vacated or proposed, in front of or adjoining the Premises, to the center line thereof; and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(b)    all machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory, materials, supplies and other articles of personal property and accessions thereof, renewals and replacements thereof and substitutions therefor, and other property of every kind and nature, tangible or intangible, owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Premises or the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements (hereinafter collectively referred to as the “Equipment”), including any leases of, deposits in connection with, and proceeds of any sale or transfer of any of the foregoing, and the right, title and interest of Borrower in and to any of the Equipment that may be subject to any “security interest” as defined in the Uniform Commercial Code, as in effect in the State where the Property is located (the “UCC”), superior in lien to the lien of this Mortgage. Notwithstanding the foregoing, Equipment shall not include any property belonging to the Manager or tenants under Leases (as hereinafter defined) except to the extent that Borrower shall have any right or interest therein;
(c)    all awards or payments, including interest thereon, that may heretofore or hereafter be made with respect to the Premises or the Improvements, whether from the exercise of the right of eminent domain or condemnation (including any transfer made in lieu of or in anticipation of the exercise of such right), or for a change of grade, or for any other injury to or decrease in the value of the Premises or Improvements;
(d)    all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises or the Improvements, including any extensions, renewals, modifications or amendments thereof, in each case entered into by or on behalf of Borrower (or its predecessor in interest) (hereinafter collectively referred to as the “Leases”) all rents, additional rents, early termination fees or payments or other termination fees or payments, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a bankruptcy proceeding) or in lieu of rent or rent equivalents, subject to the terms of the applicable Leases, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Premises or the Improvements, or rendering of services by Borrower or any of its agents or employees, and proceeds, if any, from business interruption or other loss of income insurance (hereinafter collectively referred to as the “Rents”), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;
(e)    all proceeds of and any unearned premiums on any insurance policies covering the Property, including the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;
(f)    the right, in the name and on behalf of Borrower, upon the occurrence and during the continuance of an Event of Default, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Mortgagee in the Property;
(g)    all accounts (including reserve accounts maintained by Borrower under the Loan Documents), escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the UCC, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, surveys, title insurance policies, permits, consents, licenses, management agreements, contract rights (including any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair or other work upon the Property), approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Property) and causes of action that now or hereafter relate to, are derived from or are used in connection with the Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively referred to as the “Intangibles”); and
(h)    all proceeds, products, offspring, rents and profits from any of the foregoing, including those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.
Without limiting the generality of any of the foregoing, in the event that a case under the Bankruptcy Code is commenced by or against Borrower, pursuant to Section 552(b)(2) of the Bankruptcy Code, the security interest granted by this Mortgage shall automatically extend to all Rents acquired by Borrower after the commencement of the case and shall constitute cash collateral under Section 363(a) of the Bankruptcy Code.
TO HAVE AND TO HOLD the Property unto and to the use and benefit of Mortgagee and its successors and assigns, forever;
PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Mortgagee, for the benefit of Mortgagee the Debt at the time and in the manner provided in the Loan Documents and shall well and truly abide by and comply in all material respects, with each and every covenant and condition set forth in the Loan Documents in a timely manner (giving effect to any applicable grace, notice and cure periods), these presents and the estate hereby granted shall cease, terminate and be void; provided, that upon request by Borrower, Mortgagee shall, at Borrower’s sole cost and expense, execute and deliver for recording all customary documentation reasonably requested by Borrower to evidence such termination (including, without limitation, a recordable mortgage satisfaction or any other documentation required by a title company). Borrower shall pay all of Mortgagee’s reasonable attorney’s fees and disbursements incurred in connection with the aforesaid documentation;
AND Borrower represents and warrants to and covenants and agrees with Mortgagee as follows:
1.Payment of Debt and Incorporation of Covenants, Conditions and Agreements. Borrower shall pay the Debt at the time and in the manner provided in the Loan Documents. All the covenants, conditions and agreements contained in the Loan Documents are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.
2.    Transfer or Encumbrance of the Property. Borrower shall not sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Property or any part thereof, or suffer or permit any Transfer to occur in violation of the Loan Agreement.
3.    Taxation. Borrower will pay all taxes, assessments, sewer rents or water rates when same become due and payable, and in default thereof, Mortgagee may pay the same. Borrower shall not claim or demand or be entitled to any credit on account of the Debt for any part of the Taxes assessed against the Property, and no deduction shall otherwise be made or claimed from the assessed value of the Property for real estate tax purposes by reason of this Mortgage or the Debt.

4.    Improvements. Borrower represents that this Mortgage does not encumber real property principally improved or to be improved by one or more structures containing in the aggregate more than six residential dwelling units, each having its own separate cooking facilities.
5.    Right to Cure Defaults. During the continuance of any Event of Default, Mortgagee may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, perform the obligations in Default in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof.
6.    Remedies. During the continuance of any Event of Default, Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, by Mortgagee itself or otherwise, including declare the entire Debt to be immediately due and payable.
7.    Section 13 of the Lien Law. Pursuant to Section 13 of the Lien Law of New York (the “Lien Law”), Borrower shall receive the advances secured by this Mortgage and shall hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the “cost of improvement,” as such quoted term is defined and used in the Lien Law, and shall apply such advances first to the payment of such cost before using any part of the total of same for any other purpose. Borrower shall strictly comply with Section 13 of the Lien Law and shall indemnify and hold Mortgagee and each Lender harmless against any and all loss, liability, actual out-of-pocket cost or expense, including, without limitation, any judgments, reasonable attorneys’ fees, costs of appeal bonds and printing costs, arising out of or relating to any proceeding instituted by any claimant alleging a violation by Borrower of the Lien Law, including, without limitation, any section of Article 3-A of the Lien Law, excluding consequential damages (except to the extent such consequential damages are owed by it to a third party). This Paragraph 7 shall apply to this Mortgage, notwithstanding any provision of this Mortgage or of any other Loan Document to the contrary.
8.    Governing Law. WITH RESPECT TO MATTERS RELATING TO THE CREATION, PERFECTION AND PROCEDURES RELATING TO THE ENFORCEMENT OF THIS MORTGAGE, THIS MORTGAGE SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, EXCEPT AS EXPRESSLY SET FORTH ABOVE IN THIS SECTION AND TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS RELATING TO THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. ALL PROVISIONS OF THE LOAN AGREEMENT INCORPORATED HEREIN BY REFERENCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS SET FORTH IN THE GOVERNING LAW PROVISION OF THE LOAN AGREEMENT.
9.    Duplicate Originals. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.
10.    Definitions.    Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Loan Agreement.
11.    Multiple Mortgages.    This Mortgage is intended to be subordinate and junior in lien to that certain Senior Loan Gap Mortgage dated as of the date hereof, which grants Mortgagee a first place lien on the Property encumbered thereby.

[THE REMAINDER OF THE PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, Borrower has executed this Mortgage as of the day and year first above written.

BORROWER: 110 WILLIAM PROPERTY INVESTORS III, LLC a Delaware limited liability company By: /s/ Christopher Schlank Name: Christopher Schlank Title: Authorized Signatory

ACKNOWLEDGMENT

STATE OF NEW YORK        )
)    ss.:
COUNTY OF NEW YORK        )

On the 5th day of March in the year 2019, before me, the undersigned, a Notary Public in and for said State, personally appeared     Christopher Schlank        , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Amy Miller
Notary Public (SEAL)

[Signature Page to Building Loan Gap Mortgage]